UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021

General Enterprise Ventures, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	033-55254-38	87-0485313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1740H Del Range Blvd, Suite 166

Cheyenne, WY 82009

(Address of principal executive offices) (zip code)

800-401-4535

(Registrant’s telephone number, including area code)

________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 17th, 2021 Joshua Ralston, age 32, was appointed as CEO and new Chairman of the Board of General Enterprise Ventures, Inc. Mr. Ralston, has been serving in the U.S. Coast Guard for the past 7 years. He is proficient in security network management and business marketing.

Effective October 19th, 2021 Jason R. Tucker resigned his position as CEO and Chairman of the Board of General Enterprise Ventures, Inc.

Effective October 19th, 2021 Strategic Asset Holdings, LLC. (SAH), a Wyoming corporation, was divested completely as a wholly-owned subsidiary of General Enterprise Ventures, Inc. The separation was amicable and no severance was determined to be owed to Mr. Tucker or SAH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Enterprise Ventures, Inc.

Date: October 20, 2021	By:	/s/ Joshua Ralston
Chief Executive Officer